                                                                    Exhibit 23.1



                       Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Hecla Mining Company of Post Effective Amendment No. 1 to Form S-8 (File No. 33-60095) of our report, which contains an explanatory paragraph concerning changes in accounting for environmental remediation liabilities in 1996, dated February 8, 1999, except for Note 5, as to which the date is February 25, 1999, on our audits of the consolidated financial statements of Hecla Mining Company as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996.




/s/ PricewaterhouseCoopers LLP

April 7, 1999